Exhibit 23.4


                            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the use of our report dated June 15, 2001 on the financial statements of MacNeal Health Services Corporation and Subsidiaries as of January 31, 2000 and September 30, 1999 and 1998 and for the periods then ended and to all references to our Firm included in or made a part of this Registration Statement (Form S-1, Amendment No. 2) and related prospectus.


                                                    /s/ Arthur Andersen LLP

Chicago, Illinois
January 8, 2002